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                                                                    EXHIBIT 10.2

                               AMENDMENT NO. 3 TO
                             NOTE PURCHASE AGREEMENT

                  THIS AMENDMENT NO. 3 (the "AMENDMENT"), dated as of March 5, 2003, is by and between INTERLEUKIN GENETICS, INC., a Delaware corporation (the "COMPANY"), and PYXIS INNOVATIONS INC., a Delaware corporation ("PYXIS").

                  The Company and Pyxis are parties to a Note Purchase Agreement dated as of October 23, 2002, as amended November 13, 2002 and January 28, 2003 (the "AGREEMENT"). Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

                  The parties agree as follows:

1. The Recitals of the Agreement are revised to reflect the following developments since the Initial Closing:

                  Pyxis has purchased, and the Company has sold and issued to Pyxis, a promissory note in a principal amount of $500,000 on each of the following dates: October 23, 2002, November 14, 2002, December 16, 2002, and January 28, 2003 (the "EXISTING NOTES").

                  On March 5, 2003, the Company and Pyxis entered into Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") and various agreements referenced therein (collectively, the "AFFILIATION AGREEMENTS"). Pursuant to Section 2.5 of the Stock Purchase Agreement, Pyxis has agreed to extend further credit to the Company to (i) expand its research partnerships (the "RESEARCH LOANS"), and (ii) refinance the Company's bridge financing loans coming due in August 2003 (the "REFINANCING LOAN"). In addition, pursuant to Section 2.6 of the Stock Purchase Agreement, the Company and Pyxis have agreed to amend and restate the terms of the Existing Notes.

2.       The following new Sections shall be added immediately following Section
         2.2 of the Agreement:

                           2.2A     REFINANCING LOAN. At any time before July
                  31, 2003 (at the discretion of Pyxis), Pyxis hereby agrees to purchase, and the Company hereby agrees to sell and issue to Pyxis, a Note in a principal amount of $525,000 plus interest then due under the terms of the promissory notes issued by the Company in its August 2002 bridge financing. Subject to the terms and conditions of this Agreement, the closing of this purchase (also a "Subsequent Closing") will take place five business days following the Company's written request to Pyxis to make such loan.

                           2.2B     STRATEGIC LOANS. At any time prior to March
                  5, 2005, Pyxis hereby agrees to purchase, and the Company hereby agrees to sell and issue to Pyxis, one or more Notes, the aggregate principal amount of which shall not exceed $1,500,000. Subject to the terms and conditions of this Agreement, the closing of these purchases (each, a "Subsequent Closing") will take place within five business days following the Company's written request to Pyxis to make such loan; provided that the Company shall not make such request until after it
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                  has made a board approved payment of monies in connection with the entry of a new or expanded strategic partnership or research collaboration with one or more universities, health organizations, and other third-parties in genomics.

                           2.2C     EXISTING NOTES. At the Closing under the
                  Stock Purchase Agreement, the Company and Pyxis shall amend and restate each of the Existing Notes in the form described in Section 2.2D, with maturity dates of December 31, 2007.

                           2.2D     FORM OF NOTE. The Notes for the Refinancing
                  Loan and the Research Loans, as well the amended and restated Existing Notes, shall be in a form substantially similar to the form of Note set forth on SCHEDULE 1. The term of the Note shall be five years from the date of issuance. Interest shall be prime plus 1%, paid quarterly.

3. The phrase "in the aggregate principal amount of $500,000" is deleted from the second sentence of Section 2.3 of the Agreement. The following sentence is added as the final sentence: "For each Note, the "Purchase Price" shall be equal to 100% of the principal amount of such Note."

4. Section 3.6 of the Agreement is hereby amended to insert the phrase "Except as contemplated by the Affiliation Agreements," at the beginning of the section, immediately prior to the words "Since December 31, 2001 . . . ".

5.       The following is added to the end of Section 5.1 of the Agreement:
         "Notwithstanding the previous sentence, use the proceeds from the sale of the Notes (i) in connection with the Refinancing Loan solely to pay off in full all of the promissory notes issued by the Company in its August 2002 bridge financing; and (ii) in connection with the Research Loans solely as a reimbursement of monies spent in furtherance of a new or expanded strategic partnership or research collaboration with one or more universities, health organizations, or other third-parties in genomics (provided that monies paid in connection with this partnership/collaboration shall have been first approved by the Board of Directors of the Company).

8. Section 6.4 of the Agreement is hereby amended to insert the phrase "Except as provided in the Affiliation Agreements," at the beginning of the section, immediately prior to the words "Pay any dividends . . . ".

9. Nothing in the Note Purchase Agreement, including Sections 7.1, 7.3 and 7.4, shall be construed or interpreted as superceding any provisions in the Affiliation Agreements.

10. Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                      * * *


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                  This Amendment No. 3 to Note Purchase Agreement is signed as of the date first written above.


                                         INTERLEUKIN GENETICS, INC

                                         By  /s/ Fenel M. Eloi
                                             -------------------------------
                                             Fenel M. Eloi
                                             Its Chief Financial Officer

                                         PYXIS INNOVATIONS INC.


                                         By  /s/ Beto Guajardo
                                             -------------------------------
                                             Beto Guajardo
                                             Its Duly Authorized Agent


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